UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2019 (the “Closing Date”), Sugarmade, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Equity Line”) with K & J Funds, LLC., an accredited investor (“Investor”) pursuant to which Investor committed to purchase up to $20,000,000 of the Company’s common stock (the “Financing”). In connection with the Financing, the Company and Investor also entered into a Registration Rights Agreement (collectively, together with the Equity Line, the “Transaction Documents”).

Capitalized terms not defined herein shall have the meaning set forth in the Transaction Documents which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference into this Item 1.01.

Pursuant to the Financing, upon filing and effectiveness of a Registration Statement on Form S-1 and provided other closing conditions are met, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares (“Put Amount”) of the Company’s common stock (the “Put Shares”) equal to up to either (i) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the ten (10) Trading Days prior to the applicable Put Notice Date preceding the Put Date or (ii) an amount not to exceed five hundred thousand dollars ($500,000). The common stock identified in the Put Notice shall be purchased for a price equal to the Purchase Price. Subject to the Company’s acceptance, the Investor may agree to an increase in the number of Put Shares over the Put Amount.

At any time and from time to time during the term of the Equity Line (two (2) years from the date of an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares), the Company may deliver a notice to Investor (the “Put Notice”) and shall deliver the Put Shares to Investor within two (2) trading days after the Put Date. The Purchase Price for the Put Shares is 85% of the average of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) trading days prior to the Put Date associated with the applicable Put Notice (the “Valuation Period”). The closing of a Put Notice shall occur within two (2) trading day following the end of the Put Date, whereby (i) the Investor shall deliver the investment amount to the Company by wire transfer of immediately available funds and (ii) Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to Investor within seven (7) trading days of a prior Put Notice.

The right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Equity Line in all material respects, (iv) no suspension of trading or delisting of common stock, (v) limitation of Investor’s beneficial ownership to no more than 4.99%, (vi) the Company maintains its DWAC-eligible status, and (vii) the Company maintains a sufficient share reserve.

Pursuant to the terms of the Registration Rights Agreement, within twenty-one (21) days from the Closing Date, the Company must file the Registration Statement which relates to the resale by Investor of the Put Shares.

On the date hereof, the Company will reserve 138,461,538 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Transaction Documents and is required to reserve and keep available out of its authorized and unissued shares of common stock a sufficient number of shares of common stock for the balance of the Purchase Price. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any short sales.

The foregoing summary description of the terms of the Transaction Documents may not contain all information that is of interest to the reader. For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, which are filed hereto as Exhibits 10.1 and 10.2, and are incorporated herein by this reference.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of common stock in connection with the Financing is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Investment Agreement dated April 16, 2019, by and between the Company and Investor.
10.2	Registration Rights Agreement, dated April 16, 2019, by and between the Company and Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date:April 18, 2019	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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